ARROW AUTOMOTIVE INDUSTRIES, INC.
          THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
                                   AND WAIVER


      THIS THIRD AMENDMENT AND WAIVER (this "Amendment"), dated as of December 30, 1995, by and between Arrow Automotive Industries, Inc. (the "Borrower") and The First National Bank of Boston (the "Bank") as parties to a certain Revolving Credit and Term Loan Agreement, dated as of December 29, 1993, as amended by the First Amendment to Revolving Credit and Term Loan Agreement, dated as of March 24, 1995, and the Second Amendment to Revolving Credit and Term Loan Agreement, dated as of June 24, 1995 (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings ascribed thereto in the Credit Agreement.

      WHEREAS, the Borrower has requested the Bank to make certain amendment to the Credit Agreement and grant a waiver of certain financial covenants contained in the Credit Agreement; and

      WHEREAS, the Bank is willing to make such amendments and grant such waiver subject to the terms and conditions set forth herein.

      NOW, THEREFORE, the Borrower and the Bank hereby covenant and agree as follows:

      1. Amendment to Credit Agreement. The Credit Agreement is hereby amended by deleting the definition of "Revolving Credit Loan Maturity Date" contained in Section 1.1 of the Credit Agreement and restating it in its entirety as follows:

      Revolving Credit Loan Maturity Date.  January  31, 1997.

      2. Waiver. The Borrower has advised the Bank that, as at the end of its fiscal quarter ended December 30, 1995, the Borrower is not in compliance with the Debt Service covenant set forth in Section 11.2 of the Credit Agreement (the "Debt Service Covenant"). The Bank hereby waives compliance with the Debt Service Covenant solely to the extent necessary to permit the above-referenced non-compliance, and only with respect to the determination of compliance as of December 30, 1995, and agrees that the Borrower's failure to comply with the Debt Service Covenant as of December 30, 1995 shall not be a Default or an Event of Default under the provisions of the Credit Agreement.

      3. Conditions to Effectiveness. This amendment shall be effective as of December 30, 1995, upon satisfaction of the following condition:
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      (a)  This Amendment shall have been duly and properly executed and delivered to the Bank by the Borrower.

      4. Representations and Warranties. The Borrower, hereby represents and warrants to the Bank as follows:

      (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement (I) were true and correct in all material respects when made, and
 (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

      (b) Ratification, Etc. Except as expressly provided by this Amendment, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

      (c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

      (d) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

      (e) No Default. No Default or Event of Default has occurred and is continuing, and no Default or Event of Default will exist after execution and delivery of this Agreement.

      5. No Other Amendments or Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.

      6. Expenses. Pursuant to Section 16 of the Credit Agreement, all costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the fees and disbursements of legal counsel for the Bank in producing, reproducing and negotiating the Amendment, will be for the account of the Borrower whether or not the transactions contemplated by this Amendment are consummated.

      7. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

      8. Miscellaneous. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
 LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment under seal as of the date set forth above.

                        ARROW AUTOMOTIVE INDUSTRIES, INC.

                        By: /s/ James F. Fagan
                            James F. Fagan,
                            Executive Vice President
 the Credit Agreement and the other Loan Documents remain in full force and effect.

      6. Expenses. Pursuant to Section 16 of the Credit Agreement, all costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the fees and disbursements of legal counsel for the Bank in producing, reproducing and negotiating the Amendment, will be for the account of the Borrower whether or not the transactions contemplated by this Amendment are consummated.

      7. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

      8. Miscellaneous. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
 LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment under seal as of the date set forth above.
                        THE FIRST NATIONAL BANK OF BOSTON

                        By: /s/ Matthew A. Ross
                            Matthew A. Ross,
                            Vice President